SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The
Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): July 23, 2004

APOLLO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Arizona	0-25232	86-0419443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 East Elwood Street, Phoenix, Arizona		85040
(Address of Principal Executive Offices)		(Zip Code)

(480) 966-5394
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated July 23, 2004

Item 9. Regulation FD Disclosure.

     On July 23, 2004, Apollo Group, Inc. reported via press release that it has reached an agreement with the Department of Labor regarding the exemption status of University of Phoenix on-ground enrollment advisors. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 23, 2004	APOLLO GROUP, INC.

	By:	/s/ Kenda B. Gonzales

Kenda B. Gonzales Chief Financial Officer, Secretary and Treasurer

	By:	/s/ Todd S. Nelson

Todd S. Nelson Chairman of the Board, Chief Executive Officer, and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 23, 2004